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                                                                    EXHIBIT 99.1

PRESS RELEASE                                          [LOGO OF AMF]

8100 AMF Drive                                  Contact: Stephen E. Hare
Richmond, VA 23111                                       Chief Financial Officer
                                                         (804) 730-4401

FOR IMMEDIATE RELEASE
APRIL 24, 1997


AMF BOWLING WORLDWIDE COMPLETES ACQUISITION OF AMERICAN RECREATION CENTERS
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Richmond, Virginia, April 24, 1997 -- AMF Bowling Centers, Inc., a wholly-owned subsidiary of AMF Group Inc., announced that it has completed the acquisition of American Recreation Centers, Inc. of Rancho Cordova, California for approximately $70 million, including the repayment or assumption of certain debt and the purchase of related joint venture interests. American Recreation Centers, with 43 bowling centers located in six states, significantly increases AMF's market presence in California and further expands its current U.S. operations in the Midwest and Southwest. As a result of this acquisition, AMF Bowling Centers now operates 401 bowling centers worldwide, including 317 in the U.S.


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AMF Bowling Worldwide, headquartered in Richmond, Virginia, is the largest owner and operator of bowling centers in the world. AMF is also one of the world's leading manufacturers and marketers of bowling products.